CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-    ) pertaining to the Vanguard Airlines, Inc. 1994
Stock Option Plan of our report dated February 27, 1998 (except for Note 12, as to which the date is March 20, 1998) with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Kansas City, Missouri
June 12, 1998